EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Quarterly Report of Seagate Technology Holdings plc (the “Company”) on Form 10-Q for the fiscal quarter ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”).

In connection with the Report, we, Dr. William D. Mosley, Chief Executive Officer of the Company, and Gianluca Romano, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 26, 2023		/s/ Dr. William D. Mosley
		Name:	Dr. William D. Mosley
		Title:	Chief Executive Officer and Director (Principal Executive Officer)

Date:	April 26, 2023		/s/ Gianluca Romano
		Name:	Gianluca Romano
		Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)